RESTATED ARTICLES OF INCORPORATION

                                       OF

                             CHANCELLOR CORPORATION

     We, Martin Neman, President and Jane Kelly, Secretary, hereby declare:

     FIRST: Pursuant to the provisions of Section 78-403 of the Nevada Business Corporation Act, the undersigned corporation adopts the following restated Articles of Incorporation!

     ARTICLE I: The name of the corporation is:
                Chancellor Corporation

     ARTICLE II: The principal place of business of the corporation within the state of Nevada shall be:

                 Pacific Corporate Services, Inc.
                 7631 Bermuda Road
                 Las Vegas, Nevada 89123

     ARTICLE III: The objects to be transacted, business and pursuit and nature of the business promoted or carried on by this corporation are and shall continue to be engaged in any lawful activity except banking or insurance.

     ARTICLE IV: Article IV, which currently authorizes one director and one shareholder only is amended to provide for additional directors.

     ORIGINAL ARTICLE IV FILED ON JUNE 3, 1996: The members of the governing board shall be styled Directors and the first Board of Directors shall consist of one (1). The number of s tockholders of said corporation shall consist of one
(1). The number of directors and shareholders of this corporation may, from time to time, be increased or decreased by an amendment to the By-laws of this Corporation in that regard, and without the necessity of amending these Articles of Incorporation. The name and address of the first Board of Directors and of the incorporator signing these Articles is as follows:

             Martin Newman         3030 Bridgeway, #117
                                   Sausalito CA 94965

     AMENDED ARTICLE IV FILED ON NOVEMBER 8, 1996: The number of Directors of the Corporation is three (3)

               President:  Marilyn Bess, Director
               Secretary/Treasurer" Cesar Yumall, Director
               Assistant Secretary: Gary Luttrell, Director

     AMENDED ARTICLE IV: The governing body of the corporation shall be known as directors, and the number, names and post office addresses of the Board of Directors, which shall consist of three (3) are:

                Martin Newman                           3030 Bridgeway, #100
                                                        Sausalito, CA 94965

                Ronald Sparks                           3030 Bridgeway, #100
                                                        Sausalito, CA 94965

                Jane Kelly                              3030 Bridgeway, #100
                                                        Sausalito, CA 94965

     ARTICLE V: The Corporation is to have perpetual existence.

     ARTICLE VI: Article VI, which currently provides for authorized common stock only is amended to provide authorization for common stock and preferred stock.

     ORIGINAL ARTICLE VI: The total authorized capitalization of this Corporation shall be and is the mum of 25,000,000 shares common stock at $.OOI par value, said shares to carry full voting power and the said shares shall be issued fully paid at such time as the Board of Directors may designate in exchange for cash, property, services, the stock of other corporations or other values, rights or things, and the judgment of the Board of Directors an to the value thereof shall be conclusive.

     AMENDED ARTICLE VI. This corporation is authorized to issue two classes of shares designated respectively "Common Stock" and "Preferred stock", and referred to herein as Common Stock or Common Shares and Preferred Stock or Preferred Shares, respectively. The number of shares of Common Stock is ONE HUNDRED MILLION (100,000,000) shares with a par value of one mil ($.001) per share and the number of Preferred Stock is TEN MILLION (10,000,000) shares with a par value of one mil ($.001) per share.

     ARTICLE VII: A new Article VII in inserted to read:

     NEW ARTICLE VII: The Preferred shares may be issued from time to time in one or more series. The Board of Directors is authorized to fix the number of shares of any series of Preferred Shares and to determine the designation of any such series. The Board of Directors is also authorized to determine or alter the rights, preferences, privileges, and restrictions granted to or imposed upon any wholly unissued series of Preferred shares, and, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of such series than outstanding the number of shares of any such series subsequent to the issue of shares of that series.

     ARTICLE VIII: Former Article VII is now Article VIII and reads, as follows:

     NEW ARTICLE VIII: The capital stock shall be and remain non-assessable. The private property of the stockholders shall not be liable for the debts or liabilities of the Corporation.

     ARTICLE IX: A new Article IX is inserted to read:

     ARTICLE IX: In accordance with Section 78.037 of the Nevada Business Corporation code, the directors and officers of this corporation shall not be personally liable to the corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, so long as the acts or omissions did not involve international misconduct, fraud or a knowing violation of law or as a result of the payment of dividends in violation of NRS 78.300.

     SECOND: The foregoing Restated Articles of Incorporation of the corporation and any amendments were authorized and approved by a majority of the Board of Directors at a special meeting held en October 28, 1997, where, pursuant to
Section 78.320 of the Corporation Laws of the State of Nevada, a majority of the shareholders, constituting 3,764,197 out of the 4,364,197 issued and outstanding, have consented to the amendment.

October 28, 1997.

                                                        \s\ Martin Newman
                                                  ------------------------------
                                                         Martin Newman
                                                          President


                                                          \s\ Jane Kelly
                                                  ------------------------------
                                                            Jane Kelly
                                                            Secretary








State of California        )
                           )   ss.
County of Marin            )

     On October 28, 1997, personally appeared before me, Martin Newman, President and Jane Kelly, Secretary of Chancellor Corporation, who acknowledged to me that they were the signers of the foregoing Restated Articles of Incorporation.


                                                        \s\ Susan Dupuis
        NOTARY SEAL                               ------------------------------
                                                          Susan Dupuis
                                                          Notary Public


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                               SECRETARY OF STATE

                                STATE OF NEVADA


                                CORPORATE CHARTER



I, DEAN HELLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that CHANCELLOR CORP. did on the THIRD day of JUNE, 1996 file in this office the original Articles of Incorporation; that said Articles are now on file and of record in the office of the Nevada Secretary of State, and further, that said Articles contain all the provisions required by the law of said State of Nevada.



                                   IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office in Carson City, Nevada, this THIRD day of JUNE, 1996.

                                                  \s\
                                                  ------------------------------
                                                  Secretary of State


                                                  BY   \s\
                                                          ----------------------
                                                  Certification Clerk